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                                   EXHIBIT 23




                    EXHIBIT 23 - CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-65010) and the Registration Statements (Form S-8 No. 333-23583 and Form S-8 No. 333-59675) pertaining to the Amended and Restated Stock Option Plan of Medwave, Inc. and in the related Prospectuses of our report dated June 21, 2001, with respect to the financial statements of Medwave, Inc. included in this Annual Report (Form 10-K) for the year ended April 30, 2001.

                                                    /s/ Ernst & Young LLP



Minneapolis, Minnesota
July 25, 2001